BGC GROUP

REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS

EXHIBIT 99.1
NEW YORK – October 30, 2023 – BGC Group, Inc. (Nasdaq: BGC) ("BGC Group" or "BGC" or the "Company"), a leading global brokerage and financial technology company, today reported its financial results for the quarter ended September 30, 2023.1

Howard W. Lutnick, Chairman and CEO of BGC Group[1]:
"We had another outstanding quarter, generating revenue growth of 16 percent, reflecting increased volumes across all of our asset classes. BGC is extraordinarily well positioned to benefit from the return of interest rates, which we expect to drive our trading volumes, revenue and profitability higher for the foreseeable future.
Fenics revenue improved by 19 percent, outperforming both its electronic trading platform and exchange peers. This was led by another record quarter for Fenics Growth Platforms, which grew by over 45 percent. Fenics UST, our electronic U.S. Treasury platform, reached a record 25 percent market share of the volume traded on U.S. Treasury exchange marketplaces during the year.
We continue to make significant progress with FMX. We look forward to communicating additional updates and details during the quarter."

SELECT FINANCIAL RESULTS2,3

Highlights of Consolidated Results (USD millions)	3Q23	3Q22	Change
Revenues	$482.7	$416.6	15.9%
GAAP income from operations before income taxes	23.9	19.0	25.4%
GAAP net income for fully diluted shares	16.0	7.4	116.9%
Adjusted Earnings before noncontrolling interest in subsidiaries and taxes	101.9	82.8	23.1%
Post-tax Adjusted Earnings	94.1	77.5	21.4%
Adjusted EBITDA	135.9	107.0	27.0%
Per Share Results	3Q23	3Q22	Change
GAAP fully diluted earnings per share	$0.03	$0.01	200.0%
Post-tax Adjusted Earnings per share	$0.19	$0.16	18.8%
1 This release includes the results of BGC Group, Inc. beginning in Q3 2023, following the completion of BGC's corporate conversion on July 1, 2023. All historic information prior to Q3 2023 reflects the results of BGC Partners, Inc.
2 U.S. Generally Accepted Accounting Principles is referred to as “GAAP”. “GAAP income before income taxes and noncontrolling interests” and “Adjusted Earnings before noncontrolling interests and taxes” may be used interchangeably with “GAAP pre-tax income” and “pre-tax Adjusted Earnings”, respectively. See the sections of this document including “Timing of Outlook for Certain GAAP and Non-GAAP Items”, “Non-GAAP Financial Measures”, “Adjusted Earnings Defined”, “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS”, “Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings”, “Adjusted EBITDA Defined”, “Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA”, “Liquidity Analysis”, and "Constant Currency Defined", including any footnotes to these sections, for the complete and updated definitions of these non-GAAP terms and how, when and why management uses them, as well as for the differences between results under GAAP and non-GAAP for the periods discussed herein.
3 For comparative revenue changes in Constant Currency, please see sections in this document titled "Consolidated Revenues in Constant Currency" and "Fenics Revenues in Constant Currency".

DISCUSSION OF RESULTS
BGC's revenue grew by 15.9 percent to $482.7 million, improving across every geography in the third quarter. This growth was driven by the Americas and EMEA which improved by 19.0 percent and 16.9 percent, respectively, with our Asia Pacific revenues up 5.9 percent.
The Company generated strong double-digit growth across all earnings metrics during the quarter, driven by higher revenues across Fenics and Voice / Hybrid, along with record front office productivity.
Pre-tax Adjusted Earnings grew by 23.1 percent to $101.9 million. Pre-tax Adjusted Earnings margins improved by 125 basis points to 21.1 percent, our twelfth consecutive quarter of year-over-year margin expansion. Our Post-tax Adjusted Earnings increased by 21.4 percent to $94.1 million, or $0.19 per share, an 18.8 percent improvement. Adjusted EBITDA improved by 27.0 percent to $135.9 million for the third quarter.
BGC completed its conversion to a Full C-Corporation on July 1, 2023. These third quarter 2023 results represent the first quarter of operations as a Full C-Corporation.

CONSOLIDATED REVENUES4

Consolidated Revenues (USD millions)	3Q23	3Q22	Change
Rates	$145.7	$130.0	12.1%
Foreign Exchange	79.8	73.5	8.6%
Credit	63.7	58.2	9.6%
Energy and Commodities	93.1	69.0	35.0%
Equities	52.7	48.4	8.8%
Total Brokerage Revenues	$435.0	$379.0	14.8%
Data, Network, and Post-trade	27.8	23.8	16.8%
Interest and dividend income, Fees from related parties and Other revenues	19.9	13.8	44.4%
Total Revenues	$482.7	$416.6	15.9%
BGC's total revenues improved by $66.1 million, or 15.9 percent compared to last year. Total brokerage revenues grew by 14.8 percent, driven by strong growth across all of our asset classes. Data, Network and Post-trade revenues improved by 16.8 percent, led by Lucera, Capitalab, and Fenics Market Data.
Our fixed income brokerage volumes were significantly higher during the period, as interest rates and wider credit spreads continued to provide favorable macro trading conditions across Rates, Credit and FX. Rates and Credit revenues improved by 12.1 percent and 9.6 percent, respectively, while FX revenues were 8.6 percent higher.
4 Beginning in the second quarter of 2023, "Data, Software, and Post-trade" was renamed to "Data, Network, and Post-trade."

Energy and Commodities revenues grew by 35.0 percent, driven by strong double-digit growth across our energy complex and our environmental products. BGC's Equities business increased by 8.8 percent, reflecting higher volumes across equity derivatives, and European cash equities.

FENICS

Fenics Revenues (USD millions)	3Q23	3Q22	Change
Fenics Markets	$107.0	$92.9	15.1%
Fenics Growth Platforms	18.4	12.7	45.4%
Fenics Revenues	$125.4	$105.6	18.7%
Fenics generated industry-leading revenue growth of 18.7 percent compared to last year. These higher-margin, technology driven businesses generated total revenues of $125.4 million in the third quarter and represented approximately 26 percent of BGC's total revenue.
Fenics' revenue growth was led by electronic Rates and Credit products, as well as Data, Network and Post-trade businesses. Fenics Growth Platforms had another record quarter, generating revenue of $18.4 million, a 45.4 percent improvement versus last year. Fenics Markets had strong revenue growth of 15.1 percent.
Fenics UST revenue increased by over 55 percent on 26 percent higher average daily volumes and its market share5 increased to over 25 percent for the third quarter, up from 23 percent in the second quarter of 2023, and 18 percent a year ago. Fenics UST is the second largest and fastest growing Treasury marketplace globally.
Portfolio Match grew its U.S. credit volumes over nine-fold compared to the year ago period. Portfolio Match continues to win market share in electronic credit portfolio trading, a rapidly growing segment of the credit market.
Fenics GO, the only fully electronic block-sized equity options exchange platform, saw year-over-year revenue growth of 65 percent, driven by strong growth across Delta One products and Euro Stoxx 50 index options.
Data, Network, and Post-trade revenues grew by 16.8 percent, led by strong double-digit improvement across Lucera, our network and infrastructure business, and Capitalab, our post-trade business. Fenics Market Data also recorded double-digit revenue growth and had record third quarter sales, further adding to its subscription revenue pipeline. Our data and network businesses have long-term, recurring revenue contracts.

5 Central limit order book ("CLOB") market share. Source: Coalition Greenwich

CONSOLIDATED EXPENSES AND TAXES AND NONCONTROLLING INTEREST6,7

Consolidated Expenses (USD millions)	3Q23	3Q22	Change
Compensation and employee benefits under GAAP	$233.1	$202.4	15.2%
Equity-based compensation, dividend equivalents and allocations of net income to limited partnership units and FPUs	69.3	57.7	20.0%
Non-compensation expenses under GAAP	162.5	146.0	11.3%
Total expenses under GAAP	$464.9	$406.1	14.5%

Compensation and employee benefits for Adjusted Earnings	$233.2	$200.0	16.6%
Non-compensation expenses for Adjusted Earnings	147.9	133.4	10.8%
Total expenses for Adjusted Earnings	$381.1	$333.5	14.3%

Taxes and Noncontrolling Interest (USD millions)	3Q23	3Q22	Change
GAAP provision for income taxes	$5.3	$10.8	(50.9)%
Provision for income taxes for Adjusted Earnings	6.3	5.0	26.9%
GAAP net income attributable to noncontrolling interest in subsidiaries	1.5	2.5	(38.9)%
Net income attributable to noncontrolling interest in subsidiaries for Adjusted Earnings	1.5	0.3	451.6%

CONSOLIDATED SHARE COUNT8

Consolidated Share Count (USD millions)	3Q23	3Q22	Change	2Q23	Change (QoQ)
Fully diluted weighted-average share count under GAAP	477.5	497.0	(3.9)%	391.7	21.9%
Fully diluted weighted-average share count for Adjusted Earnings	490.1	497.0	(1.4)%	505.5	(3.0)%
BGC's fully diluted weighted average share count for Adjusted Earnings was 490.1 million during the third quarter, a 15.4 million share decrease compared to the second quarter of 2023. This significant share reduction was primarily driven by our July 1, 2023 corporate conversion and related unit redemptions, as well as share repurchases during the quarter.
BGC's fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted average share count for Adjusted Earnings to avoid anti-dilution in certain periods.
6 For additional information on “Equity-based compensation, dividend equivalents and allocations of net income to limited partnership units and FPUs”, please see the section of this document titled “Adjusted Earnings Defined” and the footnotes to the table titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS”.
7 Beginning in the third quarter of 2023, "Equity-based compensation and allocations of net income to limited partnership units and FPUs" was renamed to "Equity-based compensation, dividend equivalents and allocations of net income to limited partnership units and FPUs.
8 BGC’s fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted average share count for Adjusted Earnings to avoid anti-dilution in certain periods. This also impacts GAAP net income (loss) for fully diluted shares in such periods.

OUTLOOK

Metric (USD millions)	Guidance	Actual
	4Q 2023	4Q 2022
Revenues	$450 - $500	$436.5
Pre-tax Adjusted Earnings	$88 - $108	$87.1

DIVIDEND INFORMATION
On October 27, 2023, BGC’s Board of Directors declared a quarterly qualified cash dividend of $0.01 per share payable on December 1, 2023 to Class A and Class B common stockholders of record as of November 17, 2023. The ex-dividend date will be November 16, 2023.

ONLINE AVAILABILTY OF INVESTOR PRESENTATION AND ADDITIONAL FINANCIAL INFORMATION
An investor presentation as well as Excel versions of the tables at the end of this document are available for download at http://ir.bgcg.com. Additional detail on overall Fenics revenues is available in the supplemental Excel financial tables that accompany this press release at http://ir.bgcg.com. The Excel tables and earnings presentation contain the results discussed in this document as well as other useful information that may not be contained herein.

BGC CONFERENCE CALL AND INVESTOR PRESENTATION
BGC will hold a conference call on the date of this release starting at 8:30 a.m. ET. A live webcast of the call, along with an investor presentation summarizing BGC’s consolidated non-GAAP results, will be accessible at http://ir.bgcg.com. Alternatively, interested parties can access the call by dialing +1 877-407-0312 (U.S.) or +1 201-389-0899 (international) and be answered by an operator. After the conference call, an archived recording will be available at http://ir.bgcg.com.

BGC GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except per share data)
(unaudited)

	September 30,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$559,587	$484,989
Cash segregated under regulatory requirements	16,407	17,021
Financial instruments owned, at fair value	45,453	39,319
Receivables from broker-dealers, clearing organizations, customers and related broker-dealers	1,175,253	559,680
Accrued commissions and other receivables, net	320,521	288,471
Loans, forgivable loans and other receivables from employees and partners, net	348,484	319,612
Fixed assets, net	176,399	183,478
Investments	35,718	38,575
Goodwill	500,797	486,585
Other intangible assets, net	196,532	192,783
Receivables from related parties	6,083	1,444
Other assets	477,024	463,014
Total assets	$3,858,258	$3,074,971

Liabilities, Redeemable Partnership Interest, and Equity
Short-term borrowings	$—	$1,917
Accrued compensation	174,476	176,781
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	1,002,912	404,675
Payables to related parties	14,574	10,550
Accounts payable, accrued and other liabilities	627,194	683,104
Notes payable and other borrowings	1,183,443	1,049,217
Total liabilities	3,002,599	2,326,244
Redeemable partnership interest	—	15,519

Equity
Stockholders' equity:
Class A common stock, par value $0.01 per share; 750,000 shares authorized;
397,201 and 471,934 shares issued at September 30, 2023 and December 31,
2022, respectively; and 389,868 and 325,858 shares outstanding at
September 30, 2023 and December 31, 2022, respectively	3,972	4,719
Class B common stock, par value $0.01 per share; 150,000 shares authorized;
109,453 and 45,884 shares issued and outstanding at September 30, 2023 and
December 31, 2022, respectively, convertible into Class A common stock	1,095	459
Additional paid-in capital	2,059,436	2,559,418
Treasury stock, at cost: 7,333 and 146,076 shares of Class A common stock at	(40,335)	(711,454)
September 30, 2023 and December 31, 2022, respectively
Retained deficit	(1,134,204)	(1,138,066)
Accumulated other comprehensive income (loss)	(45,819)	(45,431)
Total stockholders' equity	844,145	669,645
Noncontrolling interest in subsidiaries	11,514	63,563
Total equity	855,659	733,208
Total liabilities, redeemable partnership interest and equity	$3,858,258	$3,074,971

BGC GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenues:	2023	2022	2023	2022
Commissions	$350,305	$299,430	$1,076,313	$965,636
Principal transactions	84,725	79,568	294,537	283,338
Total brokerage revenues	$435,030	$378,998	$1,370,850	$1,248,974

Fees from related parties	3,723	3,896	11,742	10,838
Data, network and post-trade	27,797	23,808	81,919	71,326
Interest and dividend income	10,150	4,110	28,836	15,506
Other revenues	5,994	5,755	15,294	12,143
Total revenues	$482,694	$416,567	$1,508,641	$1,358,787

Expenses:
Compensation and employee benefits	$233,087	$202,353	$743,688	$671,494
Equity-based compensation, dividend equivalents and allocations of net
income to limited partnership units and FPUs	69,268	57,730	277,285	161,739
Total compensation and employee benefits	$302,355	$260,083	$1,020,973	$833,233
Occupancy and equipment	40,028	38,710	121,681	117,294
Fees to related parties	7,046	6,551	23,477	18,285
Professional and consulting fees	13,734	15,048	44,254	44,489
Communications	29,222	26,802	84,974	81,859
Selling and promotion	14,939	11,373	44,875	34,754
Commissions and floor brokerage	14,755	13,104	46,181	44,686
Interest expense	20,780	14,499	56,436	43,144
Other expenses	22,030	19,951	47,759	60,736
Total non-compensation expenses	$162,534	$146,038	$469,637	$445,247
Total expenses	$464,889	$406,121	$1,490,610	$1,278,480

Other income (losses), net:
Gains (losses) on divestitures and sale of investments	—	(183)	—	(183)
Gains (losses) on equity method investments	2,094	3,230	6,568	8,762
Other income (loss)	3,967	5,545	1,221	6,958
Total other income (losses), net	$6,061	$8,592	$7,789	$15,537

Income (loss) from operations before income taxes	23,866	19,038	25,820	95,844

Provision (benefit) for income taxes	5,314	10,813	8,308	40,575
Consolidated net income (loss)	$18,552	$8,225	$17,512	$55,269

Less: Net income (loss) attributable to noncontrolling
interest in subsidiaries	1,506	2,463	1,192	8,773

Net income (loss) available to common stockholders	$17,046	$5,762	$16,320	$46,496

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
Continued

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Per share data:
Basic earnings (loss) per share
Net income (loss) attributable to common stockholders (1)	$15,974	$5,762	$15,248	$46,496
Basic earnings (loss) per share	$0.03	$0.02	$0.04	$0.13
Basic weighted-average shares of common stock outstanding	468,544	371,108	412,178	371,692

Fully diluted earnings (loss) per share
Net income (loss) for fully diluted shares	$15,989	$7,370	$15,107	$60,718
Fully diluted earnings (loss) per share	$0.03	$0.01	$0.03	$0.12
Fully diluted weighted-average shares of common stock outstanding	477,545	496,985	494,545	501,958

(1) Represents Net income (loss) available to common stockholders less $1.1 million of net income allocated to participating RSUs and restricted stock awards for the three and nine months ended September 30, 2023.

Non-GAAP Financial Measures
The non-GAAP definitions below include references to certain equity-based compensation instruments, such as restricted stock awards and/or restricted stock units (“RSUs”), that the Company has issued and outstanding following its corporate conversion on July 1, 2023. Although BGC is retaining certain defined terms and references, including references to partnerships or partnership units, for purposes of comparability before and after the corporate conversion, such references may not be applicable following the period ended June 30, 2023.
The Company has clarified its practice in an updated definition of its “Calculation of Non-Compensation Adjustments for Adjusted Earnings”. BGC has not modified any prior period non-GAAP measures related to this clarification.
This document contains non-GAAP financial measures that differ from the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Non-GAAP financial measures used by the Company include “Adjusted Earnings before noncontrolling interests and taxes”, which is used interchangeably with “pre-tax Adjusted Earnings”; “Post-tax Adjusted Earnings to fully diluted shareholders”, which is used interchangeably with “post-tax Adjusted Earnings”; “Adjusted EBITDA”; “Liquidity”; and "Constant Currency". The definitions of these terms are below.
Adjusted Earnings Defined
BGC uses non-GAAP financial measures, including “Adjusted Earnings before noncontrolling interests and taxes” and “Post-tax Adjusted Earnings to fully diluted shareholders”, which are supplemental measures of operating results used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC believes that Adjusted Earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers when managing its business.
As compared with “Income (loss) from operations before income taxes” and “Net income (loss) for fully diluted shares”, both prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash items and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the underlying operating performance of BGC. Adjusted Earnings is calculated by taking the most comparable GAAP measures and adjusting for certain items with respect to compensation expenses, non-compensation expenses, and other income, as discussed below.
Calculations of Compensation Adjustments for Adjusted Earnings and Adjusted EBITDA
Treatment of Equity-Based Compensation Line Item for Adjusted Earnings and Adjusted EBITDA
The Company’s Adjusted Earnings and Adjusted EBITDA measures exclude all GAAP charges included in the line item “Equity-based compensation, dividend equivalents and allocations of net income to limited partnership units and FPUs” (or “equity-based compensation” for purposes of defining the Company’s non-GAAP results) as recorded on the Company’s GAAP Consolidated Statements of Operations and GAAP Consolidated Statements of Cash Flows. These GAAP equity-based compensation charges reflect the following items:
■Charges related to amortization of RSUs, restricted stock awards, other equity-based awards, and limited partnership units;
■Charges with respect to grants of exchangeability, which reflect the right of holders of limited partnership units with no capital accounts, such as LPUs and PSUs, to exchange these units into shares of common stock, or into partnership units with capital accounts, such as HDUs, as well as cash paid with respect to taxes withheld or expected to be owed by the unit holder upon such exchange. The withholding taxes related to the exchange of certain non-exchangeable units without a capital account into either common shares or units with a capital account may be funded by the redemption of preferred units such as PPSUs;
■Charges with respect to preferred units and RSU tax accounts. Any preferred units and RSU tax accounts would not be included in the Company’s fully diluted share count because they cannot be made exchangeable into shares of common stock and are entitled only to a fixed distribution or dividend. Preferred units are granted in connection with the grant of certain limited partnership units that may be granted exchangeability or redeemed in connection with the grant of shares of common stock, and RSU tax accounts are granted in connection with the grant of RSUs. The preferred units and RSU tax accounts are granted at ratios designed to cover any withholding taxes expected to be paid. This is an alternative to the common practice among public companies of issuing the gross amount of shares to employees, subject to cashless withholding of shares, to pay applicable withholding taxes;
■GAAP equity-based compensation charges with respect to the grant of an offsetting amount of common stock or partnership units with capital accounts in connection with the redemption of non-exchangeable units, including PSUs and LPUs;

■Charges related to grants of equity awards, including common stock, RSUs, restricted stock awards or partnership units with capital accounts;
■Allocations of net income to limited partnership units and FPUs. Such allocations represent the pro-rata portion of post-tax GAAP earnings available to such unit holders; and
■Charges related to dividend equivalents earned on RSUs and any preferred returns on RSU tax accounts.
The amounts of certain quarterly equity-based compensation charges are based upon the Company’s estimate of such expected charges during the annual period, as described further below under “Methodology for Calculating Adjusted Earnings Taxes.”
Virtually all of BGC’s key executives and producers have equity stakes in the Company and its subsidiaries and generally receive deferred equity as part of their compensation. A significant percentage of BGC’s fully diluted shares are owned by its executives, partners and employees. The Company issues RSUs, restricted stock, limited partnership units (prior to July 1, 2023) as well as other forms of equity-based compensation, including grants of exchangeability into shares of common stock (prior to July 1, 2023), to provide liquidity to its employees, to align the interests of its employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth.
All share equivalents that are part of the Company’s equity-based compensation program, including REUs, PSUs, LPUs, HDUs, and other units that may be made exchangeable into common stock, as well as RSUs (which are recorded using the treasury stock method), are included in the fully diluted share count when issued or at the beginning of the subsequent quarter after the date of grant.
Compensation charges are also adjusted for certain other cash and non-cash items.
Certain Other Compensation-Related Adjustments for Adjusted Earnings
BGC also excludes various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period from its calculation of Adjusted Earnings. These may include compensation-related items with respect to cost-saving initiatives, such as severance charges incurred in connection with headcount reductions as part of broad restructuring and/or cost savings plans.
Calculation of Non-Compensation Adjustments for Adjusted Earnings
Adjusted Earnings calculations may also exclude items such as:
■Non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions;
■Acquisition related costs;
■Non-cash GAAP asset impairment charges;
■Resolutions of litigation, disputes, investigations, or enforcement matters that are generally non-recurring, exceptional, or unusual, or similar items that management believes do not best reflect BGC’s underlying operating performance, including related unaffiliated third-party professional fees and expenses; and
■Various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period, including non-compensation-related charges incurred as part of broad restructuring and/or cost savings plans. Such GAAP items may include charges for professional fees and expenses, exiting leases and/or other long-term contracts as part of cost-saving initiatives, as well as non-cash impairment charges related to assets, goodwill and/or intangible assets created from acquisitions.
Calculation of Adjustments for Other (income) losses for Adjusted Earnings
Adjusted Earnings calculations also exclude gains from litigation resolution and certain other non-cash, non-dilutive, and/or non-economic items, which may, in some periods, include:
■Gains or losses on divestitures;
■Fair value adjustment of investments;
■Certain other GAAP items, including gains or losses related to BGC's investments accounted for under the equity method; and
■Any unusual, non-ordinary, or non-recurring gains or losses.

Methodology for Calculating Adjusted Earnings Taxes
Although Adjusted Earnings are calculated on a pre-tax basis, BGC also reports post-tax Adjusted Earnings to fully diluted shareholders. The Company defines post-tax Adjusted Earnings to fully diluted shareholders as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below and net income (loss) attributable to noncontrolling interest for Adjusted Earnings.
The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, BGC estimates its full fiscal year GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected equity-based compensation during the annual period. The resulting annualized tax rate is applied to BGC’s quarterly GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period.
To determine the non-GAAP tax provision, BGC first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include charges with respect to equity-based compensation; certain charges related to employee loan forgiveness; certain net operating loss carryforwards when taken for statutory purposes; and certain charges related to tax goodwill amortization. These adjustments may also reflect timing and measurement differences, including treatment of employee loans; changes in the value of units between the dates of grants of exchangeability and the date of actual unit exchange; changes in the value of RSUs and/or restricted stock awards between the date of grant and the date the award vests; variations in the value of certain deferred tax assets; and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements.
After application of these adjustments, the result is the Company’s taxable income for its pre-tax Adjusted Earnings, to which BGC then applies the statutory tax rates to determine its non-GAAP tax provision. BGC views the effective tax rate on pre-tax Adjusted Earnings as equal to the amount of its non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings.
Generally, the most significant factor affecting this non-GAAP tax provision is the amount of charges relating to equity-based compensation. Because the charges relating to equity-based compensation are deductible in accordance with applicable tax laws, increases in such charges have the effect of lowering the Company’s non-GAAP effective tax rate and thereby increasing its post-tax Adjusted Earnings.
BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state, and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., BGC operates principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the consolidated Company would expect to pay if 100% of earnings were taxed at global corporate rates.
Calculations of Pre- and Post-Tax Adjusted Earnings per Share
BGC’s pre- and post-tax Adjusted Earnings per share calculations assume either that:
■The fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated expense, net of tax, when the impact would be dilutive; or
■The fully diluted share count excludes the shares related to these instruments, but includes the associated expense, net of tax, when the impact would be anti-dilutive.
The share count for Adjusted Earnings excludes certain shares and share equivalents expected to be issued in future periods but not yet eligible to receive dividends and/or distributions. Each quarter, the dividend payable to BGC’s stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors. The declaration, payment, timing, and amount of any future dividends payable by the Company will be at the discretion of its Board of Directors using the fully diluted share count. For more information on any share count adjustments, see the table titled “Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings” in the Company’s most recent financial results press release.

Management Rationale for Using Adjusted Earnings
BGC’s calculation of Adjusted Earnings excludes the items discussed above because they are either non-cash in nature, because the anticipated benefits from the expenditures are not expected to be fully realized until future periods, or because the Company views results excluding these items as a better reflection of the underlying performance of BGC’s ongoing operations. Management uses Adjusted Earnings in part to help it evaluate, among other things, the overall performance of the Company’s business and to make decisions with respect to the Company’s operations.
The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity, or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings, as well as related measures, are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of BGC’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that the GAAP and Adjusted Earnings measures of financial performance should be considered together.
For more information regarding Adjusted Earnings, see the sections of this document and/or in the Company’s most recent financial results press release titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS”, including the related footnotes, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.
Adjusted EBITDA Defined
BGC also provides an additional non-GAAP financial performance measure, “Adjusted EBITDA”, which it defines as GAAP “Net income (loss) available to common stockholders”, adjusted to add back the following items:
■Provision (benefit) for income taxes;
■Net income (loss) attributable to noncontrolling interest in subsidiaries;
■Interest expense;
■Fixed asset depreciation and intangible asset amortization;
■Equity-based compensation, dividend equivalents and allocations of net income to limited partnership units and FPUs;
■Impairment of long-lived assets;
■(Gains) losses on equity method investments; and
■Certain other non-cash GAAP items, such as non-cash charges of amortized rents.
The Company’s management believes that its Adjusted EBITDA measure is useful in evaluating BGC’s operating performance, because the calculation of this measure generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses this measure to evaluate operating performance and for other discretionary purposes. BGC believes that Adjusted EBITDA is useful to investors to assist them in getting a more complete picture of the Company’s financial results and operations.
Since BGC’s Adjusted EBITDA is not a recognized measurement under GAAP, investors should use this measure in addition to GAAP measures of net income when analyzing BGC’s operating performance. Because not all companies use identical EBITDA calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow or GAAP cash flow from operations because the Company’s Adjusted EBITDA does not consider certain cash requirements, such as tax and debt service payments.
For more information regarding Adjusted EBITDA, see the section of this document and/or in the Company’s most recent financial results press release titled “Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA”, including the footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.
Timing of Outlook for Certain GAAP and Non-GAAP Items
BGC anticipates providing forward-looking guidance for GAAP revenues and for certain non-GAAP measures from time to time. However, the Company does not anticipate providing an outlook for other GAAP results. This is because certain GAAP items, which are excluded from Adjusted Earnings and/or Adjusted EBITDA, are difficult to forecast with precision before the end of each period.

The Company therefore believes that it is not possible for it to have the required information necessary to forecast GAAP results or to quantitatively reconcile GAAP forecasts to non-GAAP forecasts with sufficient precision without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The relevant items that are difficult to predict on a quarterly and/or annual basis with precision and may materially impact the Company’s GAAP results include, but are not limited, to the following:
•Certain equity-based compensation charges that may be determined at the discretion of management throughout and up to the period-end;
•Unusual, non-ordinary, or non-recurring items;
•The impact of gains or losses on certain marketable securities, as well as any gains or losses related to associated mark-to- market movements and/or hedging. These items are calculated using period-end closing prices;
•Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end; and
•Acquisitions, dispositions, and/or resolutions of litigation, disputes, investigations, or enforcement matters, or similar items, which are fluid and unpredictable in nature.
Liquidity Defined
BGC may also use a non-GAAP measure called “liquidity”. The Company considers liquidity to be comprised of the sum of cash and cash equivalents, reverse repurchase agreements (if any), financial instruments owned, at fair value, less securities lent out in securities loaned transactions and repurchase agreements (if any). The Company considers liquidity to be an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice.
For more information regarding Liquidity, see the section of this document and/or in the Company’s most recent financial results press release titled “Liquidity Analysis”, including any footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.
Constant Currency Defined
BGC generates a significant amount of its revenues in non-U.S. dollar denominated currencies, particularly in the euro and pound sterling. In order to present a better comparison of the Company's revenues during the period, which exhibited highly volatile foreign exchange movements, BGC provides revenues year-over-year comparisons on a "Constant Currency" basis. BGC uses a Constant Currency financial metric to provide a better comparison of the Company's underlying operating performance by eliminating the impacts of foreign currency fluctuations between comparative periods. Since BGC's consolidated financial statements are presented in U.S. dollars, fluctuations in non-U.S. dollar denominated currencies have an impact on the Company's GAAP results. The Company's Constant Currency metric, which is a non-GAAP financial measure, assumes the foreign exchange rates used to determine the Company's comparative prior period revenues, apply to the current period revenues. Constant Currency revenue percentage change is calculated by determining the change in current quarter non-GAAP Constant Currency revenues over prior period revenues. Non-GAAP Constant Currency revenues are total revenues excluding the effect of foreign exchange rate movements and are calculated by remeasuring and/or translating current quarter revenues using prior period exchange rates. BGC presents certain non-GAAP Constant Currency percentage changes in Constant Currency revenues as a supplementary measure because it facilitates the comparison of the Company's core operating results. This information should be considered in addition to, and not as a substitute for, results reported in accordance with GAAP.

BGC GROUP, INC.
RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES TO ADJUSTED EARNINGS AND GAAP FULLY DILUTED EPS TO POST-TAX ADJUSTED EPS
(in thousands, except per share data)
(unaudited)

	Q3 2023	Q3 2022
GAAP income (loss) from operations before income taxes	$23,866	$19,038

Pre-tax adjustments:

Compensation adjustments:
Equity-based compensation, dividend equivalents and allocations of net income to limited partnership units and FPUs (1)	69,268	57,730
Other Compensation charges (2)	(116)	2,310
Total Compensation adjustments	69,152	60,040

Non-Compensation adjustments:
Amortization of intangibles (3)	4,077	3,684
Impairment charges	246	341
Other (4)	10,324	8,578
Total Non-Compensation adjustments	14,647	12,603

Other income (losses), net adjustments:
Losses (gains) on divestitures	—	183
Fair value adjustment of investments (5)	2	—
Other net (gains) losses (6)	(5,759)	(9,104)
Total other income (losses), net adjustments	(5,757)	(8,921)

Total pre-tax adjustments	78,042	63,722

Adjusted Earnings before noncontrolling interest in subsidiaries and taxes	$101,908	$82,760

GAAP net income (loss) available to common stockholders	$17,046	$5,762
Allocation of net income (loss) to noncontrolling interest in subsidiaries (7)	—	2,190
Total pre-tax adjustments (from above)	78,042	63,722
Income tax adjustment to reflect adjusted earnings taxes (8)	(1,005)	5,833
Post-tax adjusted earnings	$94,083	$77,507

Per Share Data

GAAP fully diluted earnings (loss) per share	$0.03	$0.01

Less: Allocations of net income (loss) to limited partnership units, FPUs, and noncontrolling interest in subsidiaries, net of tax	—	0.01
Total pre-tax adjustments (from above)	0.16	0.13
Income tax adjustment to reflect adjusted earnings taxes	—	0.01

Post-tax adjusted earnings per share	$0.19	$0.16

Fully diluted weighted-average shares of common stock outstanding	490,117	496,985

Dividends declared per share of common stock	$0.01	$0.01
Dividends declared and paid per share of common stock	$0.01	$0.01
Please see footnotes to this table on the next page.

(1) The components of equity-based compensation, dividend equivalents and allocations of net income to limited partnership units and FPUs are as follows (in thousands):

	Q3 2023	Q3 2022
Issuance of common stock and grants of exchangeability	$242	$32,469
Allocations of net income and dividend equivalents	1,137	3,492
LPU amortization	—	18,961
RSU and restricted stock amortization	67,889	2,808
Equity-based compensation, dividend equivalents and allocations of net income to limited partnership units and FPUs	$69,268	$57,730
(2) GAAP Expenses in the third quarter of 2023 included ($0.1) million other compensation related adjustments. GAAP Expenses in the third quarter of 2022 included $0.7 million of certain acquisition-related compensation expenses, and $1.6 million of other compensation related adjustments.
(3) Includes non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions.
(4) GAAP expenses in the third quarter of 2023 and 2022 included Charity Day Contributions of $6.7 million and $6.4 million, respectively, and resolutions of litigation and other matters, including their related professional fees, as well as certain other professional fees, of $1.8 million and $2.0 million, respectively, as well as various other GAAP items. The third quarter of 2023 also includes $2.0 million of reserves in connection with unsettled trades and receivables with sanctioned Russian entities. The above-referenced items are consistent with BGC’s normal practice of excluding certain GAAP gains and charges from Adjusted Earnings that management believes do not best reflect the ordinary results of the Company, including with respect to non-recurring or unusual gains or losses, as well as resolutions of litigation.
(5) The third quarter of 2023 includes a non-cash loss related to fair value adjustments of investments held by BGC.
(6) For the third quarter of 2023 and 2022, includes non-cash gains of $2.1 million and $3.2 million, respectively, related to BGC's investments accounted for under the equity method. The third quarter of 2023 and 2022 also included net gains of $3.6 million and $5.9 million, respectively, related to other recoveries and various other GAAP items.
(7) Primarily represents Cantor's pro-rata portion of net income.
(8) BGC's GAAP provision (benefit) for income taxes is calculated based on an annualized methodology. The Company's GAAP provision (benefit) for income taxes was $5.3 million and $10.8 million for the third quarters of 2023 and 2022, respectively. The Company includes additional tax-deductible items when calculating the provision for taxes with respect to Adjusted Earnings using an annualized methodology. These include tax-deductions related to equity-based compensation with respect to limited partnership unit exchange, employee loan amortization, and certain net-operating loss carryforwards. The non-GAAP provision for income taxes was adjusted by ($1.0) million and $5.8 million for the third quarters of 2023 and 2022, respectively. As a result, the provision (benefit) for income taxes with respect to Adjusted Earnings was $6.3 million and $5.0 million for the third quarters of 2023 and 2022, respectively.
Note: Certain numbers may not add due to rounding.

BGC GROUP, INC.
FULLY DILUTED WEIGHTED-AVERAGE SHARE COUNT
UNDER GAAP AND FOR ADJUSTED EARNINGS
(in thousands)
(unaudited)

	Q3 2023	Q3 2022

Common stock outstanding	468,544	371,108
Limited partnership units	—	57,850
Cantor units	—	57,252
Founding partner units	—	7,632
RSUs	—	1,770
Other	9,001	1,373

Fully diluted weighted-average share count under GAAP	477,545	496,985

Non-GAAP Adjustments:
RSUs	9,611	—
Restricted Stock	2,961	—

Fully diluted weighted-average share count for Adjusted Earnings	490,117	496,985

Note: BGC’s fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted-average share count for Adjusted Earnings in order to avoid anti-dilution in certain periods.

BGC GROUP, INC.
LIQUIDITY ANALYSIS
(in thousands)
(unaudited)

	September 30, 2023	December 31, 2022

Cash and cash equivalents	$559,587	$484,989
Financial instruments owned, at fair value	45,453	39,319
Total Liquidity	$605,040	$524,308

        BGC GROUP, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	Q3 2023	Q3 2022
GAAP net income (loss) available to common stockholders	$17,046	$5,762

Add back:

Provision (benefit) for income taxes	5,314	10,813

Net income (loss) attributable to noncontrolling interest in subsidiaries (1)	1,506	2,463

Interest expense	20,780	14,499

Fixed asset depreciation and intangible asset amortization	21,864	18,632

Impairment of long-lived assets	246	341

Equity-based compensation, dividend equivalents and allocations of net income to limited partnership units and FPUs (2)	69,268	57,730

(Gains) losses on equity method investments (3)	(2,094)	(3,230)

Other non-cash GAAP expenses (4)	2,000	—

Adjusted EBITDA	$135,930	$107,010

(1) Primarily represents Cantor's pro-rata portion of net income.
(2) Represents BGC employees' pro-rata portion of net income and non-cash and non-dilutive charges relating to equity-based compensation. See Footnote 1 to the table titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS” for more information.
(3) For the third quarters of both 2023 and 2022, includes non-cash gains of $2.1 million and $3.2 million, respectively, related to BGC's investments accounted for under the equity method.
(4) The third quarter of 2023 includes $2.0 million, of non-cash reserves in connection with unsettled trades and receivables with sanctioned Russian entities.

BGC GROUP, INC.
CONSOLIDATED REVENUES IN CONSTANT CURRENCY
(in millions)
(unaudited)

	3Q23	3Q22	Change	Constant Currency Change
Rates	$145.7	$130.0	12.1%	8.1%
Foreign Exchange	79.8	73.5	8.6%	7.9%
Credit	63.7	58.2	9.6%	5.3%
Energy and Commodities	93.1	69.0	35.0%	33.5%
Equities	52.7	48.4	8.8%	6.4%
Total Brokerage Revenues	$435.0	$379.0	14.8%	12.0%
Data, Network, and Post-trade	27.8	23.8	16.8%	16.2%
Interest and dividend income, Fees from related parties and Other revenues	19.9	13.8	44.4%	39.7%
Total Revenues	$482.7	$416.6	15.9%	13.2%

BGC GROUP, INC.
FENICS REVENUES IN CONSTANT CURRENCY
(in millions)
(unaudited)

	3Q23	3Q22	Change	Constant Currency Change
Fenics Markets	$107.0	$92.9	15.1%	11.6%
Fenics Growth Platforms	18.4	12.7	45.4%	44.3%
Fenics Revenues	$125.4	$105.6	18.7%	15.5%

Other Items of Note
Unless otherwise stated, all results provided in this document compare the third quarter of 2023 with the year-earlier period. Certain reclassifications may have been made to previously reported amounts to conform to the current presentation and to show results on a consistent basis across periods. Certain numbers and percentage changes listed throughout this document may not sum due to rounding.
About BGC Group, Inc.
BGC Group, Inc. (“BGC”) is a leading global brokerage and financial technology company. BGC, through its affiliates, specializes in the brokerage of a broad range of products, including Fixed Income (Rates and Credit), Foreign Exchange, Equities, Energy and Commodities, Shipping, and Futures. BGC, through its affiliates, also provides a broad range of services, including: trade execution, brokerage, clearing, trade compression, post-trade, information, and other back-office services to a broad range of financial and non-financial institutions. Through its brands, including Fenics®, FMX™, FMX Futures Exchange™, Fenics Markets Xchange™, Fenics Digital™, Fenics UST™, Fenics FX™, Fenics Repo™, Fenics Direct™, Fenics MID™, Fenics Market Data™, Fenics GO™, Fenics PortfolioMatch™, BGC®, BGC Trader™, kACE2™, and Lucera®, BGC offers financial technology solutions, market data, and analytics across a broad range of financial instruments and markets. BGC, BGC Group, BGC Partners, BGC Trader, GFI, GFI Ginga, CreditMatch, Fenics, Fenics.com, FMX, Sunrise Brokers, Poten & Partners, RP Martin, kACE2, Capitalab, Swaptioniser, CBID, Caventor, LumeMarkets and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC and/or its affiliates.
BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC’s Class A common stock trades on the Nasdaq Global Select Market under the ticker symbol “BGC”. BGC is led by Chairman of the Board and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcg.com. You can also follow BGC at https://twitter.com/bgcgroupinc, https://www.linkedin.com/company/bgc_group and/or http://ir.bgcg.com.
Discussion of Forward-Looking Statements about BGC
Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission ("SEC") filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

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